Exhibit 99.1

                                                                RSH-2008-033
FOR IMMEDIATE RELEASE

Media Contact:
Charles Hodges
Media Relations
817-415-3300
Media.Relations@RadioShack.com

RadioShack Corporation Board of Directors
Declares Dividend

Fort Worth, Texas, November 7, 2008 – RadioShack Corporation (NYSE: RSH) today announced that its Board of Directors has declared an annual cash dividend of $0.25 per common share. The dividend is payable on December 17, 2008, to shareholders of record on November 28, 2008.

About RadioShack Corporation

RadioShack Corporation (NYSE: RSH) is one of the nation’s most experienced and trusted consumer electronics specialty retailers.  Operating from convenient and comfortable neighborhood and mall locations, RadioShack stores deliver personalized product and service solutions within a few short minutes of where most Americans either live or work.  The company has a presence through approximately 4,400 company-operated stores, 1,400 dealer outlets in the United States and nearly 700 wireless phone kiosks. RadioShack’s dedicated force of knowledgeable and helpful sales associates has been consistently recognized by several independent groups as providing the best customer service in the consumer electronics and wireless industries.  For more information on RadioShack Corporation, or to purchase items online, visit www.radioshack.com.

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